Exhibit 99.1

News Release

Pioneer Natural Resources Company Makes Proposal to Acquire the

Publicly-Held Units of Pioneer Southwest Energy Partners L.P.

Dallas, Texas, May 7, 2013 – Pioneer Natural Resources Company (NYSE:PXD) (“Pioneer”) today announced that it has submitted a proposal to the chairman of the Conflicts Committee of the board of directors of the general partner of Pioneer Southwest Energy Partners L.P. (NYSE: PSE) (“Pioneer Southwest”) to purchase all of Pioneer Southwest’s outstanding publicly-held units through a stock-for-unit exchange. Subject to negotiation and execution of a definitive agreement, Pioneer is proposing consideration of 0.2234 of a share of Pioneer common stock for each outstanding publicly-held Pioneer Southwest common unit. In proposing the 0.2234 exchange ratio, Pioneer has assumed that a regular quarterly common unit distribution of $0.52 per common unit will be declared in July and that, thereafter, common unit distributions will be suspended while the transaction is pending. The proposed transaction would be structured as a merger of Pioneer Southwest with a wholly-owned subsidiary of Pioneer. The proposal was referred to the Conflicts Committee of the general partner of Pioneer Southwest, which will study, review and evaluate the proposal. There can be no assurance that a definitive agreement will be executed or that any transaction will be approved or consummated.

The consolidation of the properties of Pioneer and Pioneer Southwest in the Midland Basin in West Texas through this proposed transaction would facilitate Pioneer’s plans to fully and optimally develop the area and would provide organizational, operational and administrative efficiencies. Pioneer owns 100% of the general partner of Pioneer Southwest and owns approximately 52.4% of the 35,713,700 outstanding common units of Pioneer Southwest.

Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, Texas, with operations in the United States.

This communication does not constitute an offer to sell any securities. Any such offer will be made only by means of a prospectus, and only if and when a definitive agreement has been entered into by Pioneer and Pioneer Southwest, pursuant to a registration statement filed with the Securities and Exchange Commission.

If Pioneer Southwest accepts Pioneer’s proposal and executes a definitive agreement, a registration statement of Pioneer, which will include a proxy statement and will constitute a prospectus of Pioneer, and other materials will be filed with the Securities and Exchange Commission. If and when applicable, investors and security holders are urged to carefully read the documents filed with the Securities and Exchange Commission regarding the proposed transaction when they become available, because they will contain important information about Pioneer, Pioneer Southwest and the proposed merger. If and when applicable, investors and security holders may obtain a free copy of the proxy statement / prospectus and other documents containing information about Pioneer and Pioneer Southwest, without charge, at the Securities and Exchange Commission’s website at www.sec.gov.

Pioneer, Pioneer Southwest and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of Pioneer Southwest in connection with the proposed transaction. Information about the directors and executive officers of Pioneer is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 11, 2013. Information about the directors and executive officers of the general partner of Pioneer Southwest is set forth in Pioneer Southwest’s Annual Report on Form 10-K for the year ending December 31, 2012, which was filed with the Securities and Exchange Commission on March 14, 2013. These documents can be obtained without charge at the Securities and Exchange Commission’s website indicated above. Additional information regarding the interests of these participants may be obtained by reading the proxy statement / prospectus regarding the proposed transaction when it becomes available.

Except for historical information contained herein, the statements contained herein related to Pioneer’s proposal to the Conflicts Committee of the board of directors of the general partner of Pioneer Southwest, and the transactions proposed therein, are forward-looking statements that are made in reliance on the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer’s actual results in future periods to differ materially from the forward-looking statements, including the risk that the proposed transaction is not consummated at all or on the initial terms proposed. These and other risks are described in Pioneer’s annual, quarterly and other reports filed with the Securities and Exchange Commission. In addition, Pioneer may be subject to currently unforeseen risks that may have a materially adverse effect on it. Pioneer undertakes no duty to publicly update these statements except as required by law.

Pioneer Natural Resources Company Contacts:

Investors

Frank Hopkins - 972-969-4065

Josh Jones – 972-969-5822

Media and Public Affairs

Susan Spratlen - 972-969-4018

Suzanne Hicks - 972-969-4020